Exhibit 99.7.1

LETTER AGREEMENT

March 18, 2008

VIA FACSIMILE AND U.S. MAIL

Howard N. Feist III
Congoleum Corporation
57 River Street
Wellesley Heights, MA  02481-2097
Fax: (781) 237-6880

Roger S. Marcus
American Biltrite Inc.
57 River Street
Wellesley Heights, MA  02481
Fax: (781) 237-6880

Re:       Amendments to Settlement and Policy Buyback Agreement and Release

Gentlemen:

Reference is hereby made to the Settlement and Policy Buyback Agreement and Release (“Settlement and Buyback Amendment”), dated as of April 25, 2006, by and among Congoleum Corporation (“Congoleum”), individually and on behalf of all of the Congoleum Entities; upon its creation, the Plan Trust; American Biltrite Inc. (“ABI”), individually and on behalf of all of the ABI Entities; and Travelers Casualty and Surety Co., formerly known as Aetna Casualty and Surety Company (“Travelers”), and St. Paul Fire and Marine Insurance Company (“St. Paul”), individually and on behalf of the St. Paul Travelers Entities.

The undersigned hereby agree to the following amendments to the Settlement and Buyback Agreement:

1.	Pursuant to Section V.A, the deadline for Travelers to exercise its right to waive the occurrence of the contingencies set forth in Section V.A(vii) shall be extended to April 29, 2008.

2.	This Letter Agreement may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.	Except as expressly amended hereby, the Settlement and Buyback Agreement shall continue to be and remain in full force and effect.

Please signify your agreement to the terms of this Letter Agreement by counter-signing in the place provided below.

Very truly yours,

TRAVELERS CASUALTY AND SURETY
COMPANY AND ST. PAUL FIRE AND MARINE
INSURANCE COMPANY (on behalf of all of the
St. Paul Travelers Entities)

By:       /s/ William Gresham
Officer

Acknowledged and agreed, this 17th day of March, 2008:

CONGOLEUM CORPORATION,                         AMERICAN BILTRITE INC.
CONGOLEUM SALES, INC. and                           (on behalf of all of the ABI Entities)
CONGOLEUM FISCAL, INC.
(on behalf of all of the Congoleum Entities)

By:       /s/ Howard N. Feist                                 By:    /s/ Roger S. Marcus
Howard N. Feist III                                              Roger S. Marcus
Chief Financial Officer                                          Chief Executive Officer

cc:        Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY  10036-4036
Fax:    (212)858-1500
Attn:   Richard L. Epling, Esq.
           Kerry A. Brennan, Esq.

Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, DC  20004-2401
Fax:    (202) 662-6291
Attn:   Mitchell F. Dolin, Esq.

Winston & Strawn LLP
1700 K Street, N.W.
Washington, DC  20006
Fax:    (202) 282-5100
Attn:   William N. Hall, Esq.
           John A. Fehrenbach, Esq.